Exhibit 107

Calculation of Filing Fee Tables
FORM S-3
(Form Type)
Stronghold Digital Mining, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-		-		-	-		-		-
Fees Previously Paid	Equity	Class A Common Stock, $0.0001 par value	Rule 457	(o)	(1)		$(2)	$(2)			$(2)
Fees Previously Paid	Equity	Preferred Stock, $0.0001 par value	Rule 457	(o)	(1)		$(2)	$(2)			$(2)
Fees Previously Paid	Equity	Depositary Shares	Rule 457	(o)	(1)		$(2)	$(2)			$(2)
Fees Previously Paid	Equity	Warrants	Rule 457	(o)	(1)		$(2)	$(2)			$(2)
Fees Previously Paid	Equity	Subscription Rights	Rule 457	(o)	(1)		$(2)	$(2)			$(2)
Fees Previously Paid	Equity	Purchase Contracts	Rule 457	(o)	(1)		$(2)	$(2)			$(2)
Fees Previously Paid	Equity	Units	Rule 457	(o)	(1)		$(2)	$(2)			$(2)
Fees Previously Paid	Unallocated (Universal) Shelf	-	Rule 457	(o)	N/A	$	Unallocated (Universal) Shelf	$25,000,000		0.0001102	$2,755.00
Fees Previously Paid	Equity	Class A Common Stock, $0.0001 par value	Rule 457	(c)	1,872,501(3)		$8.60(4)	$16,103,508.60	(4)	0.0001102	$1,774.61
Carry Forward Securities
Total Offering Amounts								$41,103,508.60		0.0001102	$4,529.61
Total Fees Previously Paid											$4,529.61	(5)
Total Fee Offsets											$-
Net Fee Due											$-	(5)

(1)
The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), (b) shares of preferred stock, $0.0001 par value per share (“Preferred Stock”), (c) depositary shares, (d) warrants to purchase Class A Common Stock or Preferred Stock, (e) subscription rights to purchase Class A Common Stock, Preferred Stock, depositary shares, warrants or units consisting of some or all of these securities, (f) purchase contracts and (g) units consisting of some or all of these securities, as may be sold from time to time by Stronghold Digital Mining, Inc. (the “Registrant”). There are also being registered hereunder an indeterminate number of shares of Class A Common Stock and Preferred Stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions. The aggregate maximum offering price of all unallocated securities issued under this Registration Statement will not exceed $25,000,000.

(2)
The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)
Comprised of (i) 539,161 shares of Class A Common Stock issued to the selling stockholders named in the Registration Statement, (ii) 900,000 shares of Class A Common Stock that are issuable upon the exercise of the Armistice Warrants, and (iii) 433,340 shares of Class A Common Stock that are issuable upon the exercise of the Pre-Funded Warrants (each as defined in the Registration Statement).

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Class A Common Stock as reported on The Nasdaq Global Market on May 3, 2023.

(5)
In connection with the initial filing of this Registration Statement on Form S-3 (File No. 333-271671) filed with the Securities and Exchange Commission on May 5, 2023, the Registrant paid a filing fee of $4,529.61.  No filing fee is being transmitted herewith.